Exhibit 99.1

NEWS RELEASE
Kaman Corporation
1332 Blue Hills Avenue Bloomfield, CT USA
P 860.243.7100 www.kaman.com

KAMAN REPORTS 2015 FIRST QUARTER RESULTS

First Quarter 2015 Highlights from Continuing Operations:

•	Diluted earnings per share of $0.46, an increase of 4.5% over the prior year

•	20% growth in sales at Distribution to a record $311.5 million
•Aerospace operating profit margin of 16.6%
•Free cash flow* generation of $25.5 million
•$100 million share repurchase program authorized

BLOOMFIELD, Connecticut (April 29, 2015) - Kaman Corp. (NYSE:KAMN) today reported financial results for the first fiscal quarter ended April 3, 2015.

Table 1. Summary of Financial Results
In thousands except per share amounts	For the Three Months Ended
	April 3, 2015	March 28, 2014	Change
Net sales from continuing operations:
Distribution	$311,471	$258,896	$52,575
Aerospace	131,311	149,062	(17,751)
Net sales	$442,782	$407,958	$34,824

Operating income from continuing operations:
Distribution	$12,964	$11,733	$1,231
Aerospace	21,821	22,021	(200)
Net loss on sale of assets	(27)	(114)	87
Corporate expense	(12,428)	(12,056)	(372)
Operating income	$22,330	$21,584	$746

Adjusted EBITDA*:
Distribution	$17,137	$14,642	$2,495
Aerospace	25,695	25,805	(110)
Net loss on sale of assets	(27)	(114)	87
Corporate expense	(11,105)	(10,613)	(492)
Adjusted EBITDA*	$31,700	$29,720	$1,980

Diluted earnings per share from continuing operations	$0.46	$0.44	$0.02

Neal J. Keating, Chairman, President and Chief Executive Officer, commented, “We are pleased with our start to 2015. Despite continued challenges with reduced defense spending and a sluggish industrial economy our business delivered diluted earnings per share of $0.46 in the first quarter, a 4.5% increase over the prior year.

Distribution sales increased 20.3% to a record $311 million and grew 2.1% on an organic sales per sales day* basis, our sixth straight quarter of organic sales growth. Aerospace operating margin improved to 16.6% for the quarter from 14.8% in the prior year driven by a favorable mix of specialty bearing and JPF product lines, as well as SH-2 programs for both New Zealand and Peru.

After increasing our dividend by 12.5% in February, today we are announcing that our Board of Directors approved a share repurchase program for up to $100 million of our stock. This action reflects our improved free cash flow generation, strong balance sheet position and our focus on increasing shareholder value.”

Distribution Segment

Table 2. Summary of Distribution Segment Information (in thousands)
	For the Three Months Ended
	April 3, 2015	March 28, 2014	Change
Net sales	$311,471	$258,896	$52,575
Operating income	$12,964	$11,733	$1,231
% of sales	4.2%	4.5%	(0.3)%

The increase in sales in the first quarter resulted from $30.0 million in sales from acquisitions and an increase of $22.6 million in organic sales. Organic sales benefited from four additional sales days in the quarter and on a same day sales* basis were up 2.1%. Sales from acquisitions are classified as organic beginning with the thirteenth month following the acquisition. (See Table 6 for additional details regarding the Segment's sales per sales day* performance.) The increase in operating income in the first quarter was driven by the contribution of operating income from B.W. Rogers. This increase was partially offset by higher salary and benefit expenses, including pension and medical expenses, and costs related to our new ERP system.

Aerospace Segment

Table 3. Summary of Aerospace Segment Information (in thousands)
	For the Three Months Ended
	April 3, 2015	March 28, 2014	Change
Net sales	$131,311	$149,062	$(17,751)
Operating income	$21,821	$22,021	$(200)
% of sales	16.6%	14.8%	1.8%

Sales for the first quarter decreased due to lower sales volumes on our legacy fuze and JPF programs, our SH-2G(I) contract with New Zealand, commercial bearing products, and various metallic and composite structures programs. These declines were partially offset by higher shipments on our Sikorsky BLACK HAWK helicopter program.

Operating profit dollars in the quarter remained relatively flat compared to the prior year, with declines in our legacy fuze programs, Boeing 777 program, SH-2G(I) contract with New Zealand and C-17 program. These declines were offset by the contribution from our SH-2G program with Peru, higher fabrication and tooling profit and higher profit on commercial bearing products.

Chief Financial Officer, Robert D. Starr, stated, “We delivered strong quarterly results with top-line growth of 8.5% and Adjusted EBITDA* growth of 6.7% to $31.7 million. Free cash flow* generation in the quarter was $25.5 million, an increase of over 200% versus the prior year, building upon our solid cash flow performance in 2014.

Turning to our 2015 outlook, we are maintaining our previous Distribution sales and operating margin ranges. For Aerospace, we are lowering our sales outlook to a range of $625 million to $645 million largely due to the impact of the strengthening U.S. dollar; however, we are raising our operating margin guidance by 30 basis points to 17.1% to 17.5%. Finally, we are raising our Corporate Expense outlook due to acquisition related expenses incurred in the first quarter.”

2015 Outlook

Our revised 2015 outlook is as follows:

•	Distribution:

◦	Sales of $1,250 million to $1,280 million

◦	Operating margins of 4.9% to 5.2%

•	Aerospace:

◦	Sales of $625 million to $645 million

◦	Operating margins of 17.1% to 17.5%

•	Interest expense of approximately $13 million

•	Corporate expenses of $53 million to $54 million

•	Estimated annualized tax rate of approximately 34%

•	Depreciation and amortization expense of approximately $40 million

•	Capital expenditures of $30 million to $40 million

•	Free cash flow* in the range of $75 million to $90 million

Please see the MD&A section of the Company's SEC Form 10-Q filed concurrent with the issuance of this release for greater detail on our results and various company programs.

A conference call has been scheduled for tomorrow, April 30, 2015, at 8:30 AM ET. Listeners may access the call live by telephone at (866) 515-2912 and from outside the U.S. at (617) 399-5126; (passcode: 62573206); or, via the Internet at www.kaman.com. A replay will also be available two hours after the call and can be accessed at (888) 286-8010 or (617) 801-6888 using the passcode: 47553861. In its discussion, management may include certain non-GAAP measures related to company performance. If so, a reconciliation of that information to GAAP, if not provided in this release, will be provided in the exhibits to the conference call and will be available through the Internet link provided above.

Table 4. Summary of Segment Information (in thousands)
	For the Three Months Ended
	April 3, 2015	March 28, 2014
Net sales:
Distribution	$311,471	$258,896
Aerospace	131,311	149,062
Net sales	$442,782	$407,958

Operating income:
Distribution	$12,964	$11,733
Aerospace	21,821	22,021
Net gain (loss) on sale of assets	(27)	(114)
Corporate expense	(12,428)	(12,056)
Operating income	$22,330	$21,584

Depreciation and Amortization:
Distribution
Depreciation	$2,099	$1,335
Amortization	2,074	1,574
Total	$4,173	$2,909
Aerospace
Depreciation	$3,030	$2,951
Amortization	844	833
Total	$3,874	$3,784
Corporate
Depreciation	$923	$1,051
Amortization	400	392
Total	$1,323	$1,443

Non-GAAP Measures Disclosure

Management believes that the non-GAAP (Generally Accepted Accounting Principles) measures indicated by an asterisk (*) used in this release or in other disclosures provide important perspectives into the Company's ongoing business performance. The Company does not intend for the information to be considered in isolation or as a substitute for the related GAAP measures. Other companies may define the measures differently. We define the non-GAAP measures used in this report and other disclosures as follows:

Adjusted EBITDA - Adjusted EBITDA is defined as operating income before depreciation and amortization. Adjusted EBITDA is calculated on our consolidated results as well as the results of our reportable segments. Adjusted EBITDA differs from Segment Operating Income, as calculated in accordance with GAAP, in that it excludes depreciation and amortization. We have made numerous investments in our business, such as acquisitions and increased capital expenditures, including facility improvements, new machinery and equipment, improvements to our information technology infrastructure and new ERP systems. Management believes Adjusted EBITDA provides an additional perspective on the operating results of the organization and its earnings capacity and helps improve the comparability of our results between periods by eliminating the impact of non-cash depreciation and amortization expense. Adjusted EBITDA does not give effect to cash used for debt service requirements and thus does not reflect available funds for distributions, reinvestment or other discretionary uses. Adjusted EBITDA is not presented as an alternative measure of operating results or cash flows from operations, as determined in accordance with GAAP. No other adjustments were made during the three-months ended April 3, 2015 and March 28, 2014.

Table 5. Adjusted EBITDA (in thousands)
	For the Three Months Ended
	April 3, 2015	March 28, 2014
Adjusted EBITDA
Distribution
Operating Income	$12,964	$11,733
Depreciation and Amortization	4,173	2,909
Adjusted EBITDA	$17,137	$14,642

Aerospace
Operating Income	$21,821	$22,021
Depreciation and Amortization	3,874	3,784
Adjusted EBITDA	$25,695	$25,805

Corporate expense
Operating expense	$(12,428)	$(12,056)
Depreciation and Amortization	1,323	1,443
Adjusted EBITDA	$(11,105)	$(10,613)

Net loss on sale of assets	(27)	(114)
Total Adjusted EBITDA	$31,700	$29,720

Organic Sales per Sales Day - Organic sales per sales day is defined as GAAP net sales of the Distribution segment less sales derived from acquisitions, divided by the number of sales days in a given period. Sales days are essentially days that the Company's branch locations are open for business and exclude weekends and holidays. Management believes organic sales per sales day provides an important perspective on how net sales may be impacted by the number of days the segment is open for business and provides a basis for comparing periods in which the number of sales days differ.

The following table illustrates the calculation of organic sales per sales day using “Net sales: Distribution” from the “Segment and Geographic Information” footnote in the “Notes to Condensed Consolidated Financial Statements” from the Company's Form 10-Q filed with the Securities and Exchange Commission on April 29, 2015. Sales from acquisitions are classified as organic beginning with the thirteenth month following the acquisition. Prior period information is adjusted to reflect acquisition sales for that period as organic sales when calculating organic sales per sales day.

Table 6. Distribution - Organic Sales Per Sales Day (in thousands, except days)
		For the Three Months Ended
		April 3, 2015	March 28, 2014
Current period
Net sales: Distribution		$311,471	$258,896
Acquisition sales		29,997	6,866
Organic sales		$281,474	$252,030
Sales days		66	62
Organic sales per sales day for the current period	a	$4,265	$4,065

Prior period
Net sales from the prior year		$258,896	$249,935
Sales days from the prior year		62	63
Organic sales per sales day from the prior year	b	$4,176	$3,967

% change in organic sales per sales day	(a-b)÷b	2.1%	2.5%

Free Cash Flow - Free cash flow is defined as GAAP “Net cash provided by (used in) operating activities” less “Expenditures for property, plant & equipment”. Management believes free cash flow provides an important perspective on the cash available for dividends to shareholders, debt repayment, and acquisitions after making capital investments required to support ongoing business operations and long-term value creation. Free cash flow does not represent the residual cash flow available for discretionary expenditures as it excludes certain mandatory expenditures such as repayment of maturing debt. Management uses free cash flow internally to assess both business performance and overall liquidity. The following table illustrates the calculation of free cash flow using “Net cash provided by (used in) operating activities” and “Expenditures for property, plant & equipment”, GAAP measures from the Consolidated Statements of Cash Flows included in this release.

Table 7. Free Cash Flow from continuing operations (in thousands)
For the Three Months Ended
April 3, 2015
Net cash provided by operating activities	$32,707
Expenditures for property, plant & equipment	(7,195)
Free Cash Flow	$25,512

Table 8. Free Cash Flow - 2015 Outlook (in millions)	2015 Outlook

Free Cash Flow:
Net cash provided by operating activities	$105.0	to	$130.0
Expenditures for property, plant and equipment	30.0	to	40.0
Free Cash Flow	$75.0	to	$90.0

Debt to Capitalization Ratio - Debt to capitalization ratio is calculated by dividing debt by capitalization. Debt is defined as GAAP “Notes payable” plus “Current portion of long-term debt” plus “Long-term debt, excluding current portion”. Capitalization is defined as Debt plus GAAP “Total shareholders' equity”. Management believes that debt to capitalization is a measurement of financial leverage and provides an insight into the financial structure of the Company and its financial strength. The following table illustrates the calculation of debt to capitalization using GAAP measures from the condensed consolidated balance sheets included in this release.

Table 9. Debt to Capitalization (in thousands)
	April 3, 2015	December 31, 2014
Notes payable	$—	$—
Current portion of long-term debt	10,000	10,000
Long-term debt, excluding current portion	259,645	271,232
Debt	269,645	281,232
Total shareholders' equity	523,567	517,665
Capitalization	$793,212	$798,897
Debt to capitalization	34.0%	35.2%

About Kaman Corporation
Kaman Corporation (NYSE:KAMN), which was founded in 1945 by aviation pioneer Charles H. Kaman is headquartered in Bloomfield, Connecticut. Kaman conducts business in the aerospace and distribution markets.  The Company is a leading distributor of industrial parts, and operates more than 250 customer service centers and five distribution centers across the United States and Puerto Rico.  Kaman offers more than four million items including bearings, mechanical power transmission, electrical, material handling, motion control, fluid power, automation and MRO supplies to customers in virtually every industry.  Kaman also provides engineering, design and support for automation, electrical, linear, hydraulic and pneumatic systems as well as belting and rubber fabrication, customized mechanical services, hose assemblies, repair, fluid analysis and motor management. Additionally, the company produces and/or markets widely used proprietary aircraft bearings and components; complex metallic and composite aerostructures for commercial, military and general aviation fixed and rotary wing aircraft; aerostructure engineering design analysis and FAA certification services; safe and arm solutions for missile and bomb systems for the U.S. and allied militaries; subcontract helicopter work; and support for the company's SH-2G Super Seasprite maritime helicopters and K-MAX medium-to-heavy lift helicopters. More information is available at www.kaman.com.

FORWARD-LOOKING STATEMENTS

This report contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements also may be included in other publicly available documents issued by the Company and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management's current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "would," "could," "will" and other words of similar meaning in connection with a discussion of future operating or financial performance. Examples of forward looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause the company's actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks, uncertainties and other factors include, among others: (i) changes in domestic and foreign economic and competitive conditions in markets served by the Company, particularly the defense, commercial aviation and industrial production markets; (ii) changes in government and customer priorities and requirements (including cost-cutting initiatives, government and customer shut-downs, the potential deferral of awards, terminations or reductions of expenditures to respond to the priorities of Congress and the Administration, or budgetary cuts resulting from Congressional actions or automatic sequestration); (iii) changes in geopolitical conditions in countries where the Company does or intends to do business; (iv) the successful conclusion of competitions for government programs (including new, follow-on and successor programs) and thereafter successful contract negotiations with government authorities (both foreign and domestic) for the terms and conditions of the programs; (v) the existence of standard government contract provisions permitting renegotiation of terms and termination for the convenience of the government; (vi) the successful resolution of government inquiries or investigations regarding government programs; (vii) risks and uncertainties associated with the successful implementation and ramp up of significant new programs, including the ability to manufacture the products to the detailed specifications required and recover unanticipated start-up costs and other investments in the programs; (viii) potential difficulties associated with variable acceptance test results, given sensitive production materials and extreme test parameters; (ix) the receipt and successful execution of production orders for the U.S. government JPF contract, including the exercise of all contract options and receipt of orders from allied militaries, as all have been assumed in connection with goodwill impairment evaluations; (x) the continued support of the existing K-MAX® helicopter fleet, including sale of existing K-MAX® spare parts inventory and the receipt of sufficient indications of interest to restart the K-MAX production line; (xi) the accuracy of current cost estimates associated with environmental remediation activities; (xii) the profitable integration of acquired businesses into the Company's operations; (xiii) the ability to implement our ERP systems in a cost-effective and efficient manner, limiting disruption to our business, and to capture their planned benefits while maintaining an adequate internal control environment; (xiv) changes in supplier sales or vendor incentive policies; (xv) the effects of price increases or decreases; (xvi) the effects of pension regulations, pension plan assumptions, pension plan asset performance and future contributions; (xvii) future levels of indebtedness and capital expenditures; (xviii) the continued availability of raw materials and other commodities in adequate supplies and the effect of increased costs for such items; (xix) the effects of currency exchange rates and foreign competition on future operations; (xx) changes in laws and regulations, taxes, interest rates, inflation rates and general business conditions; (xxi) future repurchases and/or issuances of common stock; and (xxii) other risks and uncertainties set forth herein and in our 2014 Form 10-K.

Any forward-looking information provided in this report should be considered with these factors in mind. We assume no obligation to update any forward-looking statements contained in this report.
###
Contact: Eric Remington
V.P., Investor Relations
(860) 243-6334
Eric.Remington@kaman.com

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In thousands except per share amounts) (unaudited)

	For the Three Months Ended
	April 3, 2015	March 28, 2014
Net sales	$442,782	$407,958
Cost of sales	314,871	293,958
Gross profit	127,911	114,000
Selling, general and administrative expenses	105,554	92,302
Net loss on sale of assets	27	114
Operating income	22,330	21,584
Interest expense, net	3,327	3,131
Other expense, net	(64)	80
Earnings from continuing operations before income taxes	19,067	18,373
Income tax expense	6,318	6,429
Earnings from continuing operations	12,749	11,944
Earnings from discontinued operations, net of taxes	—	(487)
Net earnings	$12,749	$11,457

Earnings per share:
Basic earnings per share from continuing operations	$0.47	$0.45
Basic earnings per share from discontinued operations	—	(0.02)
Basic earnings per share	$0.47	$0.43

Diluted earnings per share from continuing operations	$0.46	$0.44
Diluted earnings per share from discontinued operations	—	(0.02)
Diluted earnings per share	$0.46	$0.42
Average shares outstanding:
Basic	27,188	26,923
Diluted	27,878	27,591
Dividends declared per share	$0.18	$0.16

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts) (unaudited)

	April 3, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$10,067	$12,411
Accounts receivable, net	218,899	234,648
Inventories	366,704	359,741
Deferred income taxes	26,156	25,888
Other current assets	31,793	29,568
Total current assets	653,619	662,256
Property, plant and equipment, net of accumulated depreciation of $188,862 and $183,829, respectively	146,136	147,825
Goodwill	242,209	238,581
Other intangible assets, net	94,678	94,491
Deferred income taxes	33,870	34,784
Other assets	23,141	23,268
Total assets	$1,193,653	$1,201,205
Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	10,000	10,000
Accounts payable – trade	128,102	116,787
Accrued salaries and wages	31,781	42,214
Advances on contracts	2,690	2,406
Other accruals and payables	48,970	47,583
Income taxes payable	8,062	2,734
Total current liabilities	229,605	221,724
Long-term debt, excluding current portion	259,645	271,232
Deferred income taxes	2,646	3,391
Underfunded pension	130,925	141,546
Other long-term liabilities	47,265	45,647
Commitments and contingencies
Shareholders' equity:
Preferred stock, $1 par value, 200,000 shares authorized; none outstanding	—	—
Common stock, $1 par value, 50,000,000 shares authorized; voting; 27,597,605 and 27,518,226 shares issued, respectively	27,598	27,518
Additional paid-in capital	148,282	145,845
Retained earnings	487,838	479,984
Accumulated other comprehensive income (loss)	(130,058)	(126,261)
Less 403,307 and 385,942 shares of common stock, respectively, held in treasury, at cost	(10,093)	(9,421)
Total shareholders’ equity	523,567	517,665
Total liabilities and shareholders’ equity	$1,193,653	$1,201,205

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands) (unaudited)

	For the Three Months Ended
	April 3, 2015	March 28, 2014
Cash flows from operating activities:
Earnings from continuing operations	$12,749	$11,944
Adjustments to reconcile earnings from continuing operations to net cash provided by (used in) operating activities of continuing operations:
Depreciation and amortization	9,370	8,136
Accretion of convertible notes discount	499	473
Provision for doubtful accounts	628	13
Net loss on sale of assets	27	114
Net gain (loss) on derivative instruments	136	87
Stock compensation expense	1,605	1,314
Excess tax benefit from share-based compensation arrangements	(168)	(522)
Deferred income taxes	(973)	1,844
Changes in assets and liabilities, excluding effects of acquisitions/divestitures:
Accounts receivable	16,854	(22,564)
Inventories	(7,109)	11,829
Income tax refunds receivable	—	2,297
Other current assets	(2,217)	(3,135)
Accounts payable - trade	10,754	(7,565)
Accrued contract losses	(111)	(738)
Advances on contracts	284	(7,139)
Other accruals and payables	(7,329)	(3,107)
Income taxes payable	5,319	699
Pension liabilities	(8,075)	(9,309)
Other long-term liabilities	464	3,774
Net cash provided by (used in) operating activities of continuing operations	$32,707	$(11,555)
Net cash provided by operating activities of discontinued operations	—	(415)
Net cash provided by (used in) operating activities	$32,707	$(11,970)
Cash flows from investing activities:
Proceeds from sale of assets	25	3
Expenditures for property, plant & equipment	(7,195)	(11,660)
Acquisition of businesses	(10,956)	(160)
Other, net	(575)	(655)
Cash used in investing activities of continuing operations	$(18,701)	$(12,472)
Cash used in investing activities of discontinued operations	—	3
Cash used in investing activities	$(18,701)	$(12,469)
Cash flows from financing activities:
Net borrowings under revolving credit agreements	(8,509)	15,995
Debt repayment	(2,500)	—
Net change in book overdraft	(913)	8,389
Proceeds from exercise of employee stock awards	911	2,120
Purchase of treasury shares	(671)	(687)
Dividends paid	(4,341)	(4,298)
Other	—	—
Windfall tax benefit	168	522
Cash provided by financing activities of continuing operations	$(15,855)	$22,041
Cash provided by financing activities of discontinued operations	—	—
Cash provided by financing activities	$(15,855)	$22,041
Net increase (decrease) in cash and cash equivalents	(1,849)	(2,398)
Effect of exchange rate changes on cash and cash equivalents	(495)	1
Cash and cash equivalents at beginning of period	12,411	10,384
Cash and cash equivalents at end of period	$10,067	$7,987